SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): Not Applicable

Pogo Producing Company
(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-165 9398
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5 Greenway Plaza, Suite 2700
Houston, Texas 77046-0504
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
INDEX TO EXHIBITS
Press Release
Unaudited Supplemental Financial Information
Unaudited Supplemental Operating Information

Item 5. Other Events

(1)	Pursuant to Article 1, Sections 9, 10 and 11 of the Amended and Restated Bylaws of Pogo Producing Company, a Delaware Corporation (the “Company”), notice is hereby given that the Company’s Board of Directors has determined that the 2003 annual meeting of stockholders of the Company will be held on Tuesday, April 22, 2003, at the Century II Room, Renaissance Houston Hotel, Six Greenway Plaza, Houston, Texas at 10:00 AM, Houston time. The record date for shareholders to be entitled to vote at the Annual Meeting has been established by the Company’s Board of Directors to be the close of business on March 14, 2003.

Item 7. Financial Statements and Exhibits.

     The following exhibits are filed herewith:

     99.1 Press Release

     99.2 Unaudited Supplemental Financial Information

     99.3 Unaudited Supplemental Operating Information

Item 9. Regulation FD Disclosure.

(1)	On January 21, 2003, a press release was issued by the Company and also made available through the Company’s website at www.pogoproducing.com. The press release contains certain information concerning the Company’s financial and operating results for the quarter and year ended December 31, 2002. A copy of this press release is included herein as Exhibit 99.1 and incorporated in this Item 9 by reference.

(2)	On January 21, 2003, certain unaudited supplemental financial and operating information concerning the Company’s results for the quarter and year ended December 31, 2002, were placed on the Company’s website at www.pogoproducing.com/ir_sfi.html. A copy of the two supplemental schedules are included herein as Exhibits 99.2 and 99.3 and are incorporated in this Item 9 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pogo Producing Company

By:	/s/ Gerald A. Morton Gerald A. Morton Senior Vice President and Corporate Secretary

Dated: January 22, 2003

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release
99.2	Unaudited Supplemental Financial Information
99.3	Unaudited Supplemental Operating Information